Exhibit 23(b)

                         Consent of Independent Auditors


As independent auditors, we hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-05629) and related Prospectus and in the Registration Statements (Forms S-8 No. 33-16257 No. 33-54689, No. 33-59099, and No. 333-34175) of Thomas Industries Inc. of our report dated February 10, 1999, with respect to the consolidated financial statements of The Genlyte Thomas Group LLC included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                /s/ Arthur Andersen LLP


Louisville, Kentucky
March 24, 1999